UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

MORGAN STANLEY

(Exact name of registrant as specified in its charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Morgan Stanley (the “Firm”) today announced that the Compensation, Management Development and Succession Committee of the Firm’s Board of Directors (the “Compensation Committee”) has determined in consultation with the Firm’s Board of Directors the 2021 compensation for James P. Gorman, Chairman and Chief Executive Officer of the Firm.

The Compensation Committee based its decision on its assessment of Mr. Gorman’s outstanding individual performance and record Firm financial performance, including meeting or exceeding its two-year objectives announced in January of 2021, and executing on the next phase of transformational growth and shareholder value.

Under Mr. Gorman’s leadership, for 2021:

‒	The Firm achieved record financial performance in terms of revenues, profits before tax and earnings per share. Firm net revenues were approximately $60 billion with net income applicable to Morgan Stanley of approximately $15 billion, and earnings per share was $8.03.

‒	The Firm also reported full year ROTCE of 19.8%, efficiency ratio of 67%, and Wealth Management pre-tax margin of 25.5%, or 26.9% excluding integration expenses, in each case meeting or exceeding the Firm’s two-year objectives.

‒	The market recognized the Firm’s continuing transformation and growth, as reflected in strong relative performance in total shareholder return versus peers in 2021 and top performance over 3- & 5-year periods. During 2021, the Morgan Stanley share price increased by 43% from $68.53 to $98.16 – a significant increase in stock price and a premium valuation to peers – adding ~$50 billion in market value to end the year at $174 billion.

‒	The Firm continued to increase returns to shareholders. The quarterly dividend was doubled to $0.70, with total dividends paid of $3.8 billion, and the Firm repurchased $11 billion in shares, up from $1 billion in 2020.

‒	The Firm continued to press the advantage of its strategic transformation to drive significant growth:

o	Institutional Securities continued to increase its pre-tax margin and wallet share in each of its businesses, and revenues were a record $30 billion, with strong revenues across Advisory, Underwriting, and Equity, notwithstanding losses related to a single client event in the first quarter.

o	Wealth Management had leading businesses in each of its channels with nearly 15 million unique client relationships, $438 billion of net new assets and $4.9 trillion of total client assets, and $346 billion of deposits, each a significant increase from prior years.

o	Investment Management reported full year net revenues above $6 billion driven by strong asset management revenues on record assets under management of $1.6 trillion and $114.5 billion of net flows.

o	The Firm continued to successfully integrate its E*TRADE and Eaton Vance acquisitions, which have significantly increased the scale and breadth of the Firm’s Wealth and Investment Management franchises as combined client assets now stand at $6.5 trillion.

‒	The Firm continued to focus on the health and wellbeing of its employees with enhancements to employee wellness offerings, including enhanced parental leave policies, paid leave benefits for family care, and financial wellness programs through MS at Work.

‒	The Firm continued its commitment to diversity and inclusion. In conjunction with the Institute for Inclusion, chaired by Mr. Gorman, the Firm drove workforce diversity, invested in underserved communities, enhanced engagement with diverse-led businesses, and supported diverse communities where employees live and work. The Firm also supported a number of organizations driving racial equity, including a $20 million investment to create more accessible pathways to college and career success for students from low-income backgrounds. Through targeted professional development and recruiting programs, the Firm developed and recruited diverse talent. The Firm also introduced representation objectives to drive greater accountability for a diverse workforce.

The Compensation Committee set Mr. Gorman’s total compensation for 2021 at $35 million, an increase from $33 million for 2020. Mr. Gorman’s 2021 compensation is comprised of four parts: a base salary of $1.5 million; a cash bonus of $8.375 million; a deferred equity award of $5.025 million; and a performance-vested equity award of $20.1 million that converts to shares only if the Firm meets predetermined performance goals with respect to (a) average Firm return on tangible common equity and (b) relative total shareholder return over the three-year performance period. The Compensation Committee increased the return on tangible common equity goal of the performance-vested equity award from 15% to 16% to earn a maximum payout of 1.5 times this portion of the award, reflecting the transformative changes to the business last year.

Consistent with previous years, 75% of Mr. Gorman’s incentive compensation is deferred over three years and is subject to cancellation, and 100% of Mr. Gorman’s deferred incentive compensation is delivered in the form of equity awards, aligning his compensation with shareholders’ interests. For 2021, the portion of Mr. Gorman’s bonus delivered in performance-vested equity was increased to 60%.

Additional important information about the Registrant’s incentive compensation programs and governance, including an explanation of all material elements of the compensation for Mr. Gorman and the other named executive officers, will be presented in the Registrant’s proxy statement for the 2022 annual meeting of stockholders, expected to be filed with the Securities and Exchange Commission in April 2022.

The information provided herein may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such metrics to the comparable U.S. GAAP figures are included herein or in the Firm’s Current Report on Form 8-K dated January 19, 2022.

This Report on Form 8-K may contain forward-looking statements including the attainment of certain financial and other targets, objectives, and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q, the Firm’s Current Reports on Form 8-K, including any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley

Date:	January 21, 2022	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary